UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 10, 2014

Marsh & McLennan Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2014, Marsh & McLennan Companies, Inc. (the “Company”) entered into two previously announced underwriting agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, pursuant to which the underwriters agreed to purchase from the Company $300,000,000 aggregate principal amount of 2.350% senior notes due 2019 and $500,000,000 aggregate principal amount of 3.500% senior notes due 2025 (together, the “Notes”).

The Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-183214) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on August 10, 2012. A preliminary prospectus supplement dated September 3, 2014 relating to the Notes was filed with the Securities and Exchange Commission on September 3, 2014, and a final prospectus supplement dated September 3, 2014 was filed with the Securities and Exchange Commission on September 4, 2014.

The Notes were issued on September 10, 2014 pursuant to the Indenture dated July 15, 2011, by and among the Company and The Bank of New York Mellon, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, supplemented by a Fifth Supplemental Indenture by and among the Company and the Trustee (attached hereto as Exhibit 4.1 and incorporated herein by reference).

Item 8.01	Other Events

A copy of the opinion of Davis Polk & Wardwell LLP, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Fifth Supplemental Indenture between Marsh & McLennan Companies, Inc. and The Bank of New York Mellon, as trustee.

4.2	Form of Notes (included as exhibits to Exhibit 4.1 above).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Peter J. Beshar
Name:	Peter J. Beshar
Title:	Executive Vice President & General Counsel

Date: September 10, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Form of Fifth Supplemental Indenture between Marsh & McLennan Companies, Inc. and The Bank of New York Mellon, as trustee.

4.2	Form of Notes (included as exhibits to Exhibit 4.1 above).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 above).

4